Exhibit 1.2

DISCOVER CARD MASTER TRUST I

CREDIT CARD PASS-THROUGH CERTIFICATES

TERMS AGREEMENT

Dated: November 18, 2004

To: Discover Bank, as Seller under the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004.

Re: Underwriting Agreement dated December 19, 2003

Title of Securities:

Subseries 1:

Discover Card Master Trust I, Series 2004-2 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2004-2 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates.

Subseries 2:

Discover Card Master Trust I, Series 2004-2 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2004-2 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates.

Initial Principal Amount of Certificates: $1,842,106,000

Series and Class Designation Schedule:

Subseries 1:

Discover Card Master Trust I, Series 2004-2 $1,250,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2004-2 $65,790,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates.

Subseries 2:

Discover Card Master Trust I, Series 2004-2 $500,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2004-2 $26,316,000 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates.

Series Cut-Off Date: December 1, 2004

	Moody's Investors	Standard & Poor's
Certificate Rating:	Service, Inc.	Ratings Services
Class A, Subseries 1	Aaa	AAA
Class B, Subseries 1	A2	A
Class A, Subseries 2	Aaa	AAA
Class B, Subseries 2	A2	A

Aggregate outstanding balance of Receivables as of November 1, 2004: $33,773,093,267.33

Date of Series Supplement: December 2, 2004

Certificate Rate:

Class A, Subseries 1:	One-month LIBOR plus 0.02% per annum; provided that for the first interest accrual period, the Certificate Rate will be the average of one-month LIBOR and two-month LIBOR plus 0.02% per annum;

Class B, Subseries 1:	One-month LIBOR plus 0.16% per annum; provided that for the first interest accrual period, the Certificate Rate will be the average of one-month LIBOR and two-month LIBOR plus 0.16% per annum;

Class A, Subseries 2:	One-month LIBOR plus 0.07% per annum; provided that for the first interest accrual period, the Certificate Rate will be the average of one-month LIBOR and two-month LIBOR plus 0.07% per annum; and

Class B, Subseries 2:	One-month LIBOR plus 0.24% per annum; provided that for the first interest accrual period, the Certificate Rate will be the average of one-month LIBOR and two-month LIBOR plus 0.24% per annum.

Terms of Sale:

The purchase price for the Certificates to the Underwriters will be:

99.825% of the aggregate principal amount of the Class A, Subseries 1 Certificates; 99.775% of the aggregate principal amount of the Class B, Subseries 1 Certificates;

99.775% of the aggregate principal amount of the Class A, Subseries 2 Certificates; and 99.750% of the aggregate principal amount of the Class B, Subseries 2 Certificates.

The Underwriters will offer the Certificates to the public at a price equal to:

100% of the aggregate principal amount of the Class A, Subseries 1 Certificates; 100% of the aggregate principal amount of the Class B, Subseries 1 Certificates;

100% of the aggregate principal amount of the Class A, Subseries 2 Certificates; and 100% of the aggregate principal amount of the Class B, Subseries 2 Certificates.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on December 2, 2004, or at such other time as may be agreed upon in writing.

     Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2004-2 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED As Representative of the Underwriters named in Schedule I hereto

By: /s/ Peter Chai

Accepted:

DISCOVER BANK

By: /s/ Michael F. Rickert

SCHEDULE I

UNDERWRITERS

Subseries 1:

$1,250,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates, Series 2004-2

Principal Amount
Morgan Stanley & Co. Incorporated	$937,500,000
Deutsche Bank Securities Inc.	$87,500,000
RBC Capital Markets Corporation	$75,000,000
ABN AMRO Incorporated	$50,000,000
Calyon Securities (USA) Inc.	$50,000,000
Scotia Capital (USA) Inc.	$50,000,000
Total	$1,250,000,000

$65,790,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates, Series 2004-2

Principal Amount
Morgan Stanley & Co. Incorporated	$49,342,500
Deutsche Bank Securities Inc.	$4,605,300
RBC Capital Markets Corporation	$3,947,400
ABN AMRO Incorporated	$2,631,600
Calyon Securities (USA) Inc.	$2,631,600
Scotia Capital (USA) Inc.	$2,631,600
Total	$65,790,000

Subseries 2:

$500,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates, Series 2004-2

Principal Amount
Morgan Stanley & Co. Incorporated	$375,000,000
Deutsche Bank Securities Inc.	$35,000,000
RBC Capital Markets Corporation	$30,000,000
ABN AMRO Incorporated	$20,000,000
Calyon Securities (USA) Inc.	$20,000,000
Scotia Capital (USA) Inc.	$20,000,000
Total	$500,000,000

$26,316,000 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates, Series 2004-2

Principal Amount
Morgan Stanley & Co. Incorporated	$19,737,000
Deutsche Bank Securities Inc.	$1,842,120
RBC Capital Markets Corporation	$1,578,960
ABN AMRO Incorporated	$1,052,640
Calyon Securities (USA) Inc.	$1,052,640
Scotia Capital (USA) Inc.	$1,052,640
Total	$26,316,000